UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 13, 2007 (March 31, 2007)

CHINA MINERALS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51527	91-0541437
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 88 Gengsheng Road,
Dayugou Town, Gongyi, Henan,
People's Republic of China 451271
(Address of Principal Executive Offices)

(86) 371-64059818
Registrant’s Telephone Number, Including Area Code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.          RESULTS OF OPERATION AND FINANCIAL CONDITION

EXPLANATORY NOTE

On April 25, 2007, we filed a Quarterly Report on Form 10-QSB for the fiscal quarter ended on March 31, 2007. The Quarterly Report contained the Company’s financial statements as of and for the quarter ended March 31, 2007.  The Quarterly Report was not required to, and did not, include the consolidated financial statements of Powersmart for the fiscal quarter ended on March 31, 2007 because our reverse acquisition transaction with Powersmart was completed after March 31, 2007.

The Company filed a Current Report on Form 8-K on April 27, 2007,which reported the reverse acquisition of Powersmart and  included the consolidated financial statements of Powersmart as of and through December 31, 2006 (the most current financial statements at that time). Although applicable periodic reporting requirements do not require us to provide consolidated interim financial statements of Powersmart for the fiscal quarter ended on March 31, 2007, the Company believes that it is good practice to provide continuous quarterly reporting to the public of its consolidated operations.  Accordingly, this report contains unaudited, condensed, consolidated interim financial statements of Powersmart for the fiscal quarter ended on March 31, 2007 and the accompanying “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report, including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section, contains forward-looking statements relating to our business, our financial performance and condition and our future prospects.  When used in this report, the words “believe,” “expect,” “anticipate,” “project,” “targets,” “optimistic,” “intend,” “aim,” “will” and similar expressions, are intended to identify forward-looking statements.  These forward-looking statements include statements about our expected financial performance, strategic and operational plans as well as assumptions, expectations, predictions, intentions or beliefs about future events.  You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause our actual results to differ materially from those anticipated, expressed or implied in the forward-looking statements.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements.  Risks and uncertainties that could cause actual results to differ materially from anticipated results include: risks related to new and existing products; any projections of sales, earnings, revenue, margins or other financial items; any statements regarding our management’s plans, strategies and objectives for future operations; any statements regarding future economic conditions or performance; uncertainties related to conducting business in China; and other risks and uncertainties mentioned in this report and risks contained under the heading “Risk Factors” in our Registration Statement on Form S-1 which we filed with the Securities Exchange Commission on May 14, 2007.  The Company assumes no obligation and does not intend to update any forward-looking statements, except as required by United States securities law.

USE OF TERMS

Unless indicated otherwise by the context, references to “China Minerals Technologies” or the “Company” are references to China Minerals Technologies, Inc., a Nevada corporation (formerly, Point Acquisition Corporation), and references to “Powersmart” are references to Gengsheng International Corporation, a British Virgin Island company (formerly, Powersmart Holdings Limited), that is wholly-owned by China Minerals Technologies.  As discussed in “Item 8.01 – Other Events” below, we have undertaken the necessary steps to change our name to China Gengsheng Minerals, Inc.  References to “we,” “us” or “our” are references to the combined business of China Minerals Technologies, its wholly-owned subsidiary, Powersmart, and Powersmart’s direct and indirectly-owned Chinese subsidiaries, Henan Gengsheng Refractories, Henan Gengsheng High-Temperature Materials, and ZhengZhou Duesail Fracture Proppant.  The terms “China Minerals Technologies,” “Powersmart,” “Henan Gengsheng Refractories,” “Henan Gengsheng High-Temperature Materials,” “ZhengZhou Duesail Fracture Proppant,” the “Company,” “we,” “us” or “our” do not include the selling stockholders.  The term “Securities Act” means the Securities Act of 1933, as amended, and the term “Exchange Act” means the Securities Exchange Act of 1934, as amended.  The terms “China” and the “PRC” are references to the People’s Republic of China and the term “BVI” refers to the British Virgin Islands.  The term “RMB” means Renminbi, the legal currency of China.  The terms “U.S. dollar,” “$” and “US$” mean the legal currency of the United States.  For all U.S. dollar amounts reported, the dollar amount has been calculated on the basis that $1 = RMB 7.7220 for its March 31, 2007 balance sheet, and $1 = RMB 8.0128 for its March 31, 2006 balance sheet, which were determined based on the currency conversion rate at the end of each respective quarter. The conversion rate of $1 = RMB  7.7513 is used for it first quarter 2007 income statement and cash flow items, and $1 = RMB 8.0451 for its first quarter 2006 income statement and cash flow items, which were based on the average currency conversion rate for each respective quarter.

FINANCIAL STATEMENTS

The Company’s unaudited, condensed, consolidated interim financial statements of Powersmart Holdings Limited for the three months ended March 31, 2007 are attached hereto as Exhibit 99.1 and incorporated by reference herein.

MANAGEMENT DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Overview

During the first quarter of 2007, we continued to see consistent sales performance of our mineral based refractory products and overall growth in our customer base. We commenced our fracture proppant operations during the first quarter of 2007 and have also made progress toward the launch of our Fine Precision Abrasive Product line, which we hope to be operational by late 2007 or early 2008.

During the first quarter of 2007, the continued demand for our refractory products resulted in revenues of approximately $8.52 million, which was an increase of approximately 69.38% over revenues during the same period in 2006. The Company’s consolidated balance sheet (unaudited) as of March 31, 2007 included current assets of approximately $31.56 million and total assets of $39.48 million.

Our Business

We are a Nevada holding company whose business operations are conducted through several direct and indirect subsidiaries.  Our wholly-owned Chinese subsidiary, Henan Gengsheng Refractories, and its direct, majority-owned Chinese subsidiary, Henan Gengsheng High-Temperature Materials, manufacture and sell monolithic refractory products and industrial ceramic products.  Our direct, wholly-owned BVI subsidiary, Smarthigh, and its direct, wholly-owned Chinese subsidiary, ZhengZhou Duesail Fracture Proppant, manufacture and sell fracture proppant products.

We have three primary product lines that include: monolithic refractories, industrial ceramics, and fracture proppant. Most of our products are sold to customers in China who operate in the steel, iron, glass, cement and aluminum industries for use in industrial furnace and heavy machinery. Our monolithic refractories are manufactured in a broad range of specifications and applied in a variety of end products, such as steel-making furnaces, industrial kilns and other high temperature vessels, in order to maintain and extend their service lives, minimize heat and mass losses during production, and to reduce the overall production costs.   Our industrial ceramic products, which include abrasive balls and tiles, valves, electronic ceramics and structural ceramics, are purchased by our customers in the electric power, electronic components, industrial pumps, and metallurgy industries.  Our fracture proppant products are used in oil and natural gas wells by our customers in the oil and gas exploration industries.

Our Corporate Background

We were originally incorporated under the laws of the State of Washington, on November 13, 1947, under the name Silver Mountain Mining Company and we changed our name to Leadpoint Consolidated Mines Company on August 20, 1979.  From our inception until 2001, we operated various unpatented mining claims and deeded mineral rights in the State of Washington, but we abandoned these operations entirely by 2001.  On August 15, 2006, we changed our domicile from Washington to Nevada when we  merged with and into Point Acquisition Corporation, a Nevada corporation.  From about 2001 until the reverse acquisition of Powersmart on April 25, 2007, discussed below under Recent Developments, we were a blank check company and did not engage in active business operations.  On June 11, 2007, we changed our corporate name from Point Acquisition Corporation to China Minerals Technologies, Inc. and we expect to change our name to “China GengSheng Minerals”, effective on or about July 27, 2007.

Recent Developments

Reverse Acquisition and Related Financing

On April 25, 2007, we completed a reverse acquisition transaction through a share exchange with Powersmart, whereby we issued to Mr. Shunqing Zhang, the sole shareholder of Powersmart Holdings Limited, 16,887,815 shares of our common stock, in exchange for all of the issued and outstanding shares of Powersmart.  Powersmart thereby became our wholly owned subsidiary and Mr. Zhang became our controlling stockholder.

Upon the closing of the reverse acquisition, Mr. Timothy P. Halter, our sole officer and director, submitted his resignation letter pursuant to which he resigned, effective immediately, from all offices he held with us.  He also resigned from his position as our director and that resignation became effective on May 31, 2007.  Currently, Mr. Shunqing Zhang is our sole director.  The executive officers of Powersmart became our executive officers upon the closing of the reverse acquisition.

On April 25, 2007, we also completed a private placement transaction where we issued and sold 5,374,594 shares of our common stock to certain accredited investors for approximately $10 million in gross proceeds.  In connection with this private placement, we paid our placement agent, Brean Murray Carret & Co., LLC, a placement agency fee of $488,618 and issued to our placement agent a warrant to purchase 262,032 shares of our common stock in the aggregate.  In addition, we paid $195,000 to Civilian Capital, Inc., as the placement agent’s third-party designee, and granted them a warrant to purchase 112,299 shares of common stock in the aggregate.  We are under a contractual obligation to register shares of our common stock sold to the private placement investors as well as shares of common stock issuable upon exercise of the warrants that were issued to the placement agent and its designee in connection with this private placement within a pre-defined period.

In addition, on April 25, 2007, Mr. Zhang, as China Minerals’ controlling shareholder, entered into a make good escrow agreement with the private placement investors, pursuant to which the Mr. Zhang agreed to deposit 2,673,796 shares of our common stock owned by him into an escrow account, to be held for the benefit of the investors if China Minerals does not achieve an after tax net income threshold of $8,200,000 for the fiscal year ending on December 31, 2007 and $13,500,000 for the fiscal year ending on December 31, 2008.  If the minimum after tax net income threshold for the fiscal year 2007 or for the fiscal year 2008 is not achieved, the investors will be entitled to receive in 2007 or 2008, as the case may be, a portion of the make good shares, determined in accordance with a pre-defined formula agreed to between the investors and Mr. Zhang.  If the minimum after tax net income threshold for fiscal year 2007 or for fiscal year 2008 are achieved, an appropriate portion of the make good shares will be returned to Mr. Zhang in 2007 or 2008, as the case may be.

Mr. Zhang entered into a similar make good escrow agreement with HFG International, Limited on April 25, 2007.  Under this agreement, Mr. Zhang placed 638,338 shares of our common stock in an escrow account to be released either to HFG International or to Mr. Zhang under the same terms and conditions described in the preceding paragraph.

For a more complete description of these transactions and copies of the related transaction documents, please see the Company’s Form 8-K filed on April 27, 2007 and the exhibits thereto.

Results of Operations

Three-Month Period Ended on March 31, 2007 Compared to Three-Month Period Ended on March 31, 2006

The following table summarizes the results of our operations for the three-month periods ended on March 31, 2007 and March 31, 2006, and provides information regarding the dollar and percentage increase or (decrease) from the three-month period ended on March 31, 2007 to the three-month period ended on March 31, 2006.

All amounts, other than percentages, in U.S. dollars

	Three-Month Period Ended on March 31, 2007		Three-Month Period Ended on March 31, 2006
	Dollars in Thousands	As a percentage of net revenues	Dollars in Thousands	As a percentage of net revenues
Revenues	$8,520	100.00%	$5,030	100.00%
Cost of Goods Sold	5,163	60.59%	3,115	61.93%
Gross Profit	3,357	39.40%	1,915	38.07%
Selling and Marketing Expenses	1,188	13.94%	718	14.27%
General and Administrative Expenses	644	7.56%	388	7.71%
Total Expenses	1,832	21.50%	1,107	22%
Income Before Income Taxes and Minority Interest	1,457	17.10%	772	15.35%
Income Taxes	185	2.17%	10	0.20%
Net Income	1,258	14.77%	756	15.03%

	Three-Month Period Ended on March 31, 2007	Three-Month Period Ended on March 31, 2006	Dollar ($) Increase (Decrease)	Percentage (%) Increase (Decrease)
	Dollars in Thousands

Revenues	$8,520	$5,030	$3,490	69.38%
Cost of Goods Sold	5,163	3,115	2,048	65.75%
Gross profit	3,357	1,915	1,442	75.30%
Selling and Marketing Expenses	1,188	718	470	65.46%
General and Administrative Expenses	644	388	256	65.98%
Interest Expense	143	38	105	276.32%
Net income	1,258	756	502	66.40%

Revenues.   Revenues increased $3.49 million, or 69.38% to $8.52 million for the three-month period ended on March 31, 2007.  This increase was mainly attributable to an increase in our existing customers’ demand for our products for use as components in their products. Orders from our new customers also contributed to the increase in our revenues.

Cost of Goods Sold.   Our cost of goods sold increased $2.05 million, or 65.75% to $5.16 million for the three-month period ended on March 31, 2007.  This increase was mainly attributable to, and correlates to, the increase in our product sales.  As a percentage of  revenues, our cost of goods sold in 2007 decreased 1.34% from 2006.

Gross Profit.   Our gross profit increased $1.44 million, or 75.30%, to $3.36 million for the three-month period ended on March 31, 2007.  Gross profit as a percentage of revenues was 39.40% for the three months ended March 31, 2007, an increase of 1.33% from 38.07% for the same period of 2006.  The percentage increase in gross profit was mainly due to an increase in sales of our shaped refractory products.

Selling and Marketing Expenses.   Selling and marketing expenses increased $0.47 million, or 65.46% to $1.19 million for the three-month period ended on March 31, 2007.  However, as a percentage of revenues, selling and marketing expenses decreased to 13.94% for the three-month period ended on March 31, 2007, from 14.27% for the same three-month period in 2006. The dollar increase in our sales and marketing expenses resulted primarily from an increase in compensation to sales and marketing personnel and traveling expenses in support of our sales. As a percentage of revenues, selling expenses decreased 0.33% in 2007 as compared with 2006.

General and Administrative Expenses.   General and administrative expenses increased $0.26 million, or 65.98% to $0.64 million for the three-month period ended on March 31, 2007. The increase in general and administrative expenses was partly attributable to $0.08 million of expenses incurred by the commencement of our new fracture proppant operation, which did not generate any revenue during the quarter ended March 31, 2007. As a percentage of revenues, general and administrative expenses decreased to 7.56% for the three-month period ended on March 31, 2007, from 7.71% for the same period in 2006.  This decrease is due to cost savings realized from more efficient operations and our achieving economies of scale.

Income Before Income Taxes and Minority Interest.   Income before income taxes and minority interest increased $0.69 million, or 88.73%, to $1.46 million for the three-month period ended on March 31, 2007, from $0.77 million for the same period in 2006.  Income before income taxes and minority interest as a percentage of revenues increased to 17.01% for the three-month period ended on March 31, 2007 from 15.35% for the same period in 2006.  This increase was primarily attributable to the increase in our revenues.

Income Taxes.  Income taxes increased $0.18 million to $0.19 million for the three-month period ended on March 31, 2007 from $0.01 million for the same period in 2006.  We paid more taxes during the first three months in 2007 because we had higher profits.

On March 16, 2007, the National People’s Congress of the PRC determined to adopt a new corporate income tax law in its fifth plenary session. The new corporate income tax law unifies the application scope, tax rate, tax deduction and preferential policy for both domestic and foreign-invested enterprises.  The new corporate income tax law will be effective on January 1, 2008.  According to the new corporate income tax law, the applicable income tax rate for our operating subsidiaries may be subject to change.  As the implementation detail has not yet been announced, we cannot be sure of the potential impact of such new corporate income tax law on our financial position and operating results.

Net Income.   Net income increased $0.5 million, or 66.21%, to $1.26 million for the three-month period ended on March 31, 2007, from $0.76 million for the same period in 2006.  The factors that contributed to this increase are described above.

Liquidity and Capital Resources

General

As of  March 31, 2007, we had cash and cash equivalents of $2.09 million.  The following table provides detailed information about our net cash flow for all financial statement periods presented in this report.

	Cash Flow (in thousands)
	Three Months Ended March 31,
	2007	2006
Net cash provided by (used in) operating activities	$(1,047)	$623
Net cash (used in) investing activities	$(150)	$(454)
Net cash provided by (used in) financing activities	$2,855	$(837)
Net cash inflow (outflow)	$1,669	$(663)

Operating Activities

Net cash used in operating activities was $1.05 million for the three-month period ended on  March 31, 2007, which is a decrease of $1.67 million from $0.62 million net cash provided by operating activities for the same period in 2006.  The net outflow from our operating activities was mainly due to an increase in our bills receivable.

As of March 31, 2007, we have $1.55 million in bills receivable, which we received from our customers in the form of bankers’ acceptance drafts.  In China, bankers’ acceptance drafts are used to settle trade debts between companies. A banker’s acceptance draft is issued by a depositor who maintains an account at an acceptance bank. The acceptance bank ensures unconditional payment to the draft holder on the designated maturity date specified on the draft. Typically, our customers pay us with bankers’ acceptance drafts with maturity dates ranging from 60 to 90 days. We reasonably expect that all of our bankers’ acceptance drafts will be paid upon maturity.  In addition, we can endorse and transfer those bankers’ acceptance drafts to pay our suppliers.  Overall, we believe that our cash flow from operating activities should be adequate to sustain our operations at our current levels through the next twelve months.

Investing Activities

Our primary uses of cash for investing activities are for acquiring property, plant and equipment.

Net cash used in investing activities was $0.15 million for the three-month period ended on March 31, 2007.  This is a decrease of $0.3 million from net cash used in investing activities of $0.45 million for the same period in 2006. The reason for this decrease is that the Company did not purchase any patents, know-how or other intellectual property during the first quarter of 2007, unlike in the first quarter of 2006 where such purchases were made.

Financing Activities

Net cash provided by financing activities was $2.86 million for the three-month period ended on March 31, 2007, as compared to $0.84 million for the same period in 2006.  We borrowed $3.23 million from commercial banks in order to fund the costs associated with establishing and developing our fracture proppant product line.

Loan Facilities

As of March 31, 2007, we had the following bank loans:

All amounts, other than percentages, are in U.S. dollars

No	Type	Contracting Party	Valid Date	Duration	Amount
1	Facility Bank Loan	Shanghai Pudong Development Bank Zhengzhou Wenhua Road Sub-branch,	06/09/2006- 06/08/2007	1 year	$1,295,000
2	Facility Bank Loan	Gongyi Sub-branch of China Agricultural Bank	12/30/2006- 12/29/2007	1 year	$647,500
3	Facility Bank Loan	China Citic Bank – Zhengzhou branch	01/12/2007-07/31/2007	6.5 months	$1,942,500
4	Facility Bank Loan	Gongyi Sub-branch of China Agricultural Bank	03/13/2007-03/12/2008	1 year	$1,295,000

We repaid a loan in the principal amount of $1,295,000 to the Shanghai Pudong Development Bank on June 8, 2007.  We plan to repay other loans with cash generated from our operations or, if necessary, we may elect to refinance this indebtedness. We believe that our currently available working capital from the aggregate proceeds of our capital raising activities and existing credit facilities, should be adequate to sustain our operations at our current levels through the next twelve months.

Obligations Under Material Contracts

Below is a table setting forth our material contractual obligations as of March 31, 2007:

Payment due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations[1]	$5,180,000	$5,180,000	–	–	–
Capital Lease Obligations	–	–	–	–	–
Operating Lease Obligations	–	–	–	–	–
Purchase Obligations	–	–	–	–	–
Other Long-Term Liabilities Reflected on the Registrant’s Balance Sheet under GAAP	–	–	–	–	–
Total	$ 5,180,000	$ 5,180,000	–	–	–

________________________________
1 Long-Term Debt Obligations include a loan from the Shanghai Pudong Development Bank in the principal amount of $1,295,000, which the Company repaid on June 8, 2007.

Below is a brief summary of the payment obligations as of March 31, 2007 under material contracts to which we were a party:

On June 9, 2006, our subsidiary Henan Gengsheng entered into a short-term loan agreement with the Shanghai Pudong Development Bank, Zhengzhou Wenhua Road Branch, for a loan in the principal amount of $1,295,000.  The interest rate for this loan is 4.875% per annum and the loan has a maturity date of June 8, 2007.  We repaid this loan on June 8, 2007.

On December 30, 2006, our subsidiary Henan Gengsheng entered into a loan agreement with China Agricultural Bank, Gongyi Branch, for a loan in the principal amount of $647,500.  The interest rate for this loan is 7.34% per annum and the loan has a maturity date of December 29, 2007.

On January 12, 2007, our subsidiary Henan Gengshen entered into a short-term loan agreement with China Citic Bank, for a loan in the principal amount of $1,942,500. The interest rate for this loan is 7.34% per annum and the loan has a maturity date on July 31, 2007.

On March 13, 2007, our subsidiary Henan Gengshen entered into a loan agreement signed with the Agricultural Bank of China, for a loan in the principal amount of $1,295,000. The interest rate for this loan is 7.34% per annum and the loan has a maturity date on March 12, 2008.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported in the financial statements, including the notes thereto, and related disclosures of commitments and contingencies, if any. We consider our critical accounting policies to be those that require the more significant judgments and estimates in the preparation of financial statements, including the following:

Use of Estimates

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods. These accounts and estimates include, but are not limited to, the valuation of accounts receivable, other receivables, inventories, deferred income taxes, and the estimation on useful lives of property, plant and equipment. Actual results could differ from those estimates.

Allowance of Doubtful Accounts

The Company establishes an allowance for doubtful accounts based on management's assessment of the collectibility of trade receivables. A considerable amount of judgment is required in assessing the amount of the allowance, the Company considers the historical level of credit losses and applies percentages to aged receivable categories. The Company makes judgments about the creditworthiness of each customer based on ongoing credit evaluations, and monitors current economic trends that might impact the level of credit losses in the future. If the financial condition of the customers were to deteriorate, resulting in their inability to make payments, a larger allowance may be required. Based on the above assessment, during the reporting periods, the management establishes the general provisioning policy to make allowance equivalent to 1% of gross amount of trade receivables due in less than one year, 5% of gross amount of trade receivables due from 1 to 2 years, 40% of gross amount of trade receivables due from 2 to 3 years and 70% of gross amount of trade receivables due over 3 years. Additional specific provision is made against trade receivables to the extent which they are considered to be doubtful. Bad debts are written off when identified. The Company does not accrue interest on trade accounts receivable. Historically, losses from uncollectible accounts have not significantly deviated from the general allowance estimated by the management and no significant additional bad debts have been written off directly to the profit and loss. This general provisioning policy has not changed in the past since establishment and the management considers that the aforementioned general provisioning policy is adequate and not too excessive and does not expect to change this established policy in the near future.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined on a weighted average basis and includes all expenditures incurred in bringing the goods to the point of sale and putting them in a saleable condition. In case of manufacturing inventories and work in progress, cost includes an appropriate share of production overheads based on normal operating capacity. In assessing the ultimate realization of inventories, our management makes judgments as to future demand requirements compared to current or committed inventory levels. Our reserve requirements generally increase as our projected demand requirements; decrease due to market conditions, product life cycle changes. The Company estimates the demand requirements based on market conditions, forecasts prepared by its customers, sales contracts and orders in hand. In addition, the Company estimates net realizable value based on intended use, current market value and inventory aging analyses. The Company writes down the inventories for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventories and the estimated market value based upon assumptions about future demand and market conditions.

Based on the above assessment, we have established a general policy to make a 50% provision for inventories aged over 1 year.

Historically, the actual net realizable value is close to our management’s estimation.

Property, Plant and Equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is provided on straight-line basis over their estimated useful lives. The principal depreciation rates are:

	Annual rate	Residual value
Buildings	5 7%	3 10%
Plant and machinery	9 39%	3 10%
Furniture, fixtures and equipment	9 20%	3 10%
Motor vehicles	9 18%	3 10%

Maintenance or repairs are charged to expense as incurred. Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Revenue Recognition

Revenue from sales of the Company's products is recognized when the significant risks and rewards of ownership have been transferred to the buyer at the time when the products are delivered to and accepted by its customers, the sales price is fixed or determinable and collection is reasonably assured.

Recent Accounting Pronouncements

In July 2006, the Financial Accounting Standards Board (FASB) issued FIN 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in tax positions.  This Interpretation requires that the Company recognizes in its consolidated financial statements the impact of a tax position if that position is more likely than not of being sustained on audit, based on the technical merits of the position.  The provisions of FIN 48 are effective for the Company on January 1, 2007, with the cumulative effect of the change in accounting principle, if any, recorded as an adjustment to opening retained earnings.

In September 2006, FASB issued SFAS 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements, where fair value is the relevant measurement attribute.  The standard does not require any new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal year beginning after November 15, 2007, and interim periods within those fiscal year.

In September 2006, the SEC issued SAB No. 108, which provides guidance on the process of quantifying financial statement misstatements.  In SAB No. 108, the SEC staff establishes an approach that requires quantification of financial statement errors, under both the iron-curtain and the roll-over methods, based on the effects of the error on each of the Company’s financial statements and the related financial statement disclosures. SAB No.108 is generally effective for annual financial statements in the first fiscal year ending after November 15, 2006.  The transition provisions of SAB No. 108 permits existing public companies to record the cumulative effect in the first year ending after November 15, 2006 by recording correcting adjustments to the carrying values of assets and liabilities as of the beginning of that year with the offsetting adjustment recorded to the opening balance of retained earnings.

In December 2006, FASB issued Staff Position No. EITF 00−19−2, “Accounting for Registration Payment Arrangement.” The FASB Staff Position (FSP) specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5, “Accounting for Contingencies” and FASB Interpretation No. 14, Reasonable Estimation of the Amount of a Loss.  This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2006.  The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP has had no effect on our consolidated financial statements.

The management of the Company does not anticipate that the adoption of these three standards will have a material impact on these consolidated financial statements.

Off-Balance Sheet Arrangements

Apart from the discounted bills with recourse amounting to $1,679,874 and $3,285,539 as of and at March 31, 2007 and December 31, 2006, respectively, disclosed under note 11 to the financial statements (Commitments and Contingencies), the Company does not have any off-balance sheet arrangements.

ITEM 8.01.            OTHER EVENTS

On July 2, 2007, the Company filed a Definitive Information Statement on Schedule 14C, reflecting the change of our name to "China GengSheng Minerals, Inc." We expect that our name change will be effective on or about July 27, 2007, when we file an amendment to our articles of incorporation with the Nevada Secretary of State.

On June 6, 2007, the Company’s subsidiary Powersmart Holdings Limited, a British Virgin Islands (BVI) Company, or Powersmart, filed a certificate with the Registry of Corporate Affairs, BVI Financial Services Commission to change its name to "Gengsheng International Corporation", effective immediately.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements

The Company’s unaudited, condensed, consolidated interim financial statements of Powersmart Holdings Limited for the three months ended March 31, 2007 are attached hereto as Exhibit 99.1 and incorporated by reference herein.  On June 6, 2007, Powersmart Holdings Limited changed its name to “Gengsheng International Corporation,” effective immediately.

(d)     Exhibits

99.1	Unaudited, condensed, consolidated interim financial statements of Powersmart Holdings Limited for the three months ended March 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MINERALS TECHNOLOGIES, INC.
Date: July 13, 2007	/s/ Shunqing Zhang
Chief Executive Officer China Minerals Technologies, Inc

Exhibit Index

Exhibit Number	Exhibit Description

99.1	Unaudited, condensed, consolidated interim financial statements of Powersmart Holdings Limited for the three months ended March 31, 2007.